EXHIBIT 23.1

                                                     July 31, 1998

Seafoods Plus, Ltd.
co/ Fischbein,Badillo,Wagner,Harding
909 Third Avenue
New York, NY  10022

To Whom It May Concern:

         Pursuant to a Form S-8 Registration Statement to be filed with the Securities and Exchange Commission, please be advised that this letter constitutes our consent to the use of our report on the financial statements of Seafoods Plus, Ltd. for the years ended December 31, 1997 and 1996, with our report thereon dated February 27, 1998.

                                          Sincerely,

                                          /s/ Mantyla, McReyonlds And Associates

                                          MANTYLA, MCREYONLDS AND ASSOCIATES


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